Exhibit 99.2

PRESS RELEASE

VCG Holding Corp (ticker: PTT, exchange: AMEX) News Release

July 31, 2007

VCG Holding Corp. Announces Stock Repurchase Program

DENVER (BUSINESS WIRE) – July 31, 2007 – VCG Holding Corp. (AMEX: PTT), a leading consolidator and operator of adult nightclubs, announced today it has received authorization from its board of directors to repurchase up to 1.6 million shares, or approximately 10 percent of its outstanding common stock. Share repurchases under this program may be made through open market and privately negotiated transactions at the company’s discretion, subject to market conditions and other factors.

“This move underscores the board’s confidence in the underlying value of VCG Holdings,” said Chairman and CEO Troy Lowrie. “We believe our stock is highly undervalued. At these prices, repurchasing our own stock represents a highly attractive financial alternative. Our clubs have very high free cash flow, enabling us to fund this purchase from operating earnings. With relatively low debt levels, we will also continue to aggressively pursue our acquisition strategy.”

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator and consolidator of adult nightclubs throughout the United States. The Company currently owns fourteen adult nightclubs and one upscale dance lounge. The night clubs are located in Indianapolis, St. Louis, Denver, Colorado Springs, Raleigh, Minneapolis, and Louisville.

Forward-looking statements

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; war, insurrection and/or terrorist attacks on United States soil; and other risks identified from time to time in the Company’s SEC reports, including the Annual Report on Form 10-KSB for 2006, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:

Troy H. Lowrie, CEO
Brent Lewis, CFO
Donald W Prosser, Assistant CFO and CAO
VCG Holding Corporation
390 Union Blvd, Suite 540
Lakewood, Colorado 80228
Telephone	303.934.2424
Facsimile	303-922.0746
Email:	tlowrie@vcgh.com
dprosser@vcgh.com